UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       November 10, 2008

TEKNI-PLEX, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)
333-28157	22-3286312
(Commission File Number)	(I.R.S. Employer Identification No.)

201 Industrial Parkway, Somerville, New Jersey	08876
(Address of principal executive offices)	(Zip Code)

(908) 722-4800
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 14, 2008, Tekni-Plex, Inc. (the “Company”) entered into a series of agreements that management believes will provide the Company with sufficient liquidity to execute its business plan for the fiscal year 2009.

On November 14, 2008, the Company entered into a second amendment and restatement (the “Second Amended and Restated Credit Agreement”) of its Credit Agreement, dated as of June 10, 2005, among the Company, the lenders and issuers party thereto, Citicorp USA, Inc., as Administrative Agent (the “Senior Administrative Agent”), and General Electric Capital Corporation, as Syndication Agent. The Second Amended and Restated Credit Agreement is an asset based, revolving credit facility in the maximum amount of $110 million.  The amendment also, among other things, (i) extends the scheduled maturity date by two years to February 2012, (ii) for fiscal year 2008 and fiscal year 2009, allows the Company until December 31, 2009 to deliver audited financial statements for those fiscal year ends, (iii) permits the Company and its subsidiaries to enter into affiliate transactions and incur additional indebtedness (described below), (iv) modifies the borrowing base to provide for increased availability, (v) modifies the pricing of the facility, (vi) permits unlimited intercompany loans by foreign subsidiaries to loan parties and (vii) modifies the covenant requiring the Company to maintain a minimum level of EBITDA.  Except as described above, the material terms of the facility are substantially unchanged.

The Company also entered into on November 14, 2008 a Junior Lien Credit Agreement, by and between the Company and OCM Tekni-Plex Holdings II, L.P., an affiliate of OCM Tekni-Plex Holdings, L.P., (“Oaktree”), the largest holder of the Company’s common stock (the “Junior Lien Credit Agreement”). The Junior Lien Credit Agreement provides for a five year term loan in the amount of $15,000,000, which is guaranteed by the Company’s domestic subsidiaries and secured, on a junior basis, by the collateral pledged in connection with the Second Amended and Restated Credit Agreement. The obligations outstanding are repayable at maturity and interest accrues at a rate of 15.0% payable quarterly in arrears, with 10.0% payable in cash (or paid-in-kind if cash payments are prohibited under the Second Amended and Restated Credit Agreement) and the remaining 5% payable-in-kind. The Junior Lien Credit Agreement, and the rights and obligations thereunder, are subject to an Intercreditor Agreement, dated as of November 14, 2008, among the Company, the Senior Administrative Agent and OCM Tekni-Plex Holdings II, L.P.

On November 14, 2008, Tekni-Plex Europe NV, an indirect wholly-owned subsidiary of the Company incorporated under the laws of Belgium, entered into a Term Loan Agreement with OCM Luxembourg Tekni-Plex Holdings S.à.r.l., (the “TPE Loan Agreement”). The TPE Loan Agreement provides for a five year unsecured term loan in the amount of €26,361,347.18 repayable at maturity, with interest accrued on a semi-annual basis at a rate of 15.0%. The TPE Loan Agreement was entered into to, among other things, refinance outstanding indebtedness and the remaining proceeds have been lent to the Company pursuant to an intercompany loan to be used by the Company to pay expenses in connection with this transaction and for working capital and general corporate purposes.

OCM Tekni-Plex Holdings II, L.P. and OCM Luxembourg Tekni-Plex Holdings S.à.r.l. are investment funds managed by Oaktree Capital Management, LP.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this current report on Form 8-K pertaining to creation of a direct financial obligation of Company is hereby incorporated by reference into this Item 2.03.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously disclosed in our Current Reports on Form 8-K furnished to the Securities and Exchange Commission (“SEC”) on June 27, 2008 and August 15, 2008, on June 12, 2008, the Board of Directors (the “Board”) of the Company initiated an internal investigation into allegations by a current employee that, for the fiscal years ending 2000 to 2006, the Company may have incorrectly recorded certain inventory and accounts receivables in the Colorite Plastics Company (“Colorite”), a division of the Company. The Board subsequently expanded the scope of the investigation beyond the Colorite division to determine whether any improper accounting practices occurred in other divisions of the Company. Information gathered to date in the course of the investigation indicates that the Company’s previously issued financial statements for the fiscal years ending 2000-2007 (including the interim periods within those years) contain certain accounting errors and irregularities. Although not all relevant facts are known at this time and the investigation is continuing, and although the Company cannot estimate at this time when the investigation will conclude, after reviewing the information gathered in the investigation to date, the Board determined on November 10, 2008, that the financial statements issued or filed by the Company relating to the mentioned prior fiscal periods, and relating to the fiscal periods ending on September 28, 2007, December 28, 2007 and March 28, 2008, to the extent they rely on financial statements for prior periods, should not be relied upon. The Board has discussed these matters with BDO Seidman, LLP, the Company’s independent registered public accounting firm.

Forward-Looking Statements

This current report on Form 8-K includes statements that may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, usually containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Actual results may differ materially from these expectations due to the Company’s ongoing discussions with its lenders and investors, the outcome of which cannot be accurately predicted. Other factors that would cause or contribute to such differences include, but are not limited to: price volatility and availability of raw materials and the Company’s ability to correspondingly increase its prices, competitive factors, risks related to foreign investments and operations, seasonality, changes in environmental and safety laws and regulations and other risks discussed in the Company’s periodic and other filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEKNI-PLEX, INC.
By:	/s/ Paul J. Young
Name: Paul J. Young Title: Chief Executive Officer

Dated:  November 17, 2008